Exhibit 99.1

N E W S from Summit Bancshares, Inc.

For Immediate Release                                   For Information Contact:
July 14, 2003                                           Bob G. Scott, COO
                                                        (817) 877-2660

                            SUMMIT BANCSHARES REPORTS
                          SECOND QUARTER 2003 EARNINGS

Fort Worth, Texas - Summit Bancshares, Inc. (NASDAQ: SBIT), a community-oriented bank holding company in Fort Worth, with assets of $739 million, reported second quarter earnings today. Philip E. Norwood, Chairman, President and Chief Executive Officer stated, "Our growth continued to be strong in the quarter; as compared to the first quarter of this year growth in average loans and average deposits was 4.9% and 5.0%, respectively. Unfortunately, because of the current low interest rate environment and related interest rate compression, net interest income and net income did not fully reflect this growth."

He further stated, "However, because of a positive increase in non-interest income and a decrease in provision for loan losses partially offset by an increase in non-interest expense, net income increased 2.6% over the second quarter of last year and 4.5% for the first six months of 2003 compared to the prior year. The increase in non-interest expense reflects our investment in people, faculties and other resources that we think are necessary for the long term growth of the Company."

Results of Operations
---------------------

For the quarter ended June 30, 2003, net income was $2,457,000 compared to $2,394,000 for the same period in 2002. Net income per diluted share was $0.39 for the three months ended June 30, 2003, compared to $0.37 for the three months ended June 30, 2002. Return on average assets and return on average stockholders' equity for the second quarter of 2003 were 1.37% and 14.55%, respectively. Both of these measures of overall profitability compare favorably to the Company's peers, particularly when considering the Company's strong capital position. The Company's average stockholders' equity-to-assets ratio was 9.4% for the quarter ended June 30, 2003.

Net income for the six months ended June 30, 2003 was $4,890,000 or $0.78 per diluted share, compared to $4,680,000, or $0.73 per diluted share for the same period last year. Return on average assets and return on average stockholder's equity for the six months ended June 30, 2003 were 1.40% and 14.72%, respectively, again, strong returns when compared to Company peers and considering the Company's strong capital position.

Financial Results
-----------------

Net interest income for the second quarter of 2003 was $7.6 million compared to $7.5 million in the second quarter of last year. Since the Company is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, the net interest margin declined to 4.53% for the quarter compared to 4.85% for the second quarter of the prior year. Although the Company has experienced a decline in net interest margin over the last few quarters, the Company's current net interest margin compares favorably to that of its peers.

The average prime rate in the second quarter of last year was 4.75% while the average prime rate for the second quarter of this year was 4.24%, a decline of 51 basis points. Because of the decline in this important market interest rate, the Company has continued to experience interest rate compression between what it is earning on interest earning assets and paying on interest bearing liabilities. Also, the current low interest rate environment has had a negative impact on net interest income for that portion of earning assets supported by the Company's high levels of non-interest bearing deposits and stockholders' equity, when comparing results to periods when market interest rates were higher. When market interest rates begin to rise sometime in the future, the Company's current asset sensitive position will be positive to earnings growth.

Non-interest income increased $266,000 or 20.0% for the second quarter of 2003 compared to the same quarter in the prior year with positive increases in service charges on deposit accounts and increases in several other fee based services. Growth of revenue in this area continues to be one of the Company's focus areas.

Non-interest expenses for the second quarter increased $565,000 or 12.1% over the same quarter of the previous year. This increase reflected costs associated with the Company's growth and included increases in salary and employee benefit expense, primarily for merit increases and for added staff, including three new seasoned loan officers added in June, additions to the technology and operations staff and staff additions for the Hulen Branch that opened in June and the Davis Branch that opened in January. Also included in this increase is the impact on occupancy and equipment expenses due to the addition of the two new branches and the new operations facility that was occupied in May and the expense of the new core operations system added in October 2002.

The provision for loan losses was $240,000 in the second quarter of 2003. This was a decrease of $230,000 over the same quarter last year. In the quarter, the Company had net loan charge-offs of $193,000. These loan charge-offs and the growth in loans resulted in a slight decline of the Allowance for Loan Losses as a percent of outstanding loans to 1.48% at June 30, 2003 as compared to 1.50% at the end of the first quarter of 2003. For the six months of 2003 the Company has net recoveries of previously charged-off loans of $166,000.

Non performing assets totaled $1.6 million or 0.32% of loans and foreclosed assets at June 30, 2003, compared to $3.9 million or .84% at June 30, 2002. The Allowance for Loan Losses was 504% of non-performing loans at June 30, 2003. The Company has made significant progress in improving these measures of asset quality over the last several quarters.

The Company's loans were $500 million at June 30, 2003, an increase of $33 million, or 7.1%, from a year ago. Deposits increased over the past year from $562 million to $612 million, an increase of $50 million, or 8.9%. Stockholders' equity at June 30, 2003 was $68.7 million compared to $63.5 million at June 30, 2002.

Mr. Norwood also stated, "The Company is involved in several activities to improve top line revenue including new products and geographic expansion in the Fort Worth/Tarrant County Metro Area. In addition we have been successful in attracting some well qualified team members that we know will contribute to the Company's growth."

The Company will host a conference call Monday, July 14th at 2:30 p.m. CT. To access the live call, please call (800) 289-0730 and enter code 428968. A toll free replay of the call will be available for two weeks beginning at 5:30 p.m. CT, July 14, 2003. You may access this replay by calling (888) 203-1112 and entering code 428968.

Certain statements contained in this press release, which are not historical in nature, including statements regarding the company's and/or management's intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act. We are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are made based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the company's control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements. These risk factors and uncertainties are listed from time to time in the company's filings with the Securities and Exchange Commission, including but not limited to the annual report on Form 10-K for the year ended December 31, 2002.

    Summit Bancshares, Inc. o 3880 Hulen, Ste. 300 o Fort Worth, Texas 76107 Telephone (817) 336-6817 o FAX (817) 877-2672 o Web Site: www.summitbank.net

                             SUMMIT BANCSHARES, INC.
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                       Quarter Ended                   Six Months Ended
                                          June 30,                         June 30,
                                     ------------------      %       --------------------      %
EARNINGS SUMMARY                      2003       2002      Change      2003        2002      Change
                                     -------    -------    ------    --------    --------    ------
Interest income                      $ 9,547    $ 9,666     -1.2%    $ 18,798    $ 19,215     -2.2%
Interest expense                       1,934      2,199    -12.1%       3,750       4,331    -13.4%
                                     -------    -------    ------    --------    --------    ------
Net interest income                    7,613      7,467      2.0%      15,048      14,884      1.1%
Provision for loan losses                240        470    -48.9%         540       1,015    -46.8%
Service charges on deposits              890        723     23.1%       1,649       1,368     20.5%
Other Income                             708        609     16.3%       1,297       1,214      6.8%
Salaries and benefits expense          3,090      2,873      7.6%       5,995       5,740      4.4%
Occupancy and equipment expense          842        686     22.7%       1,564       1,342     16.5%
Other expense                          1,314      1,122     17.1%       2,484       2,242     10.8%
                                     -------    -------    ------    --------    --------    ------
Earnings before income taxes           3,725      3,648      2.1%       7,411       7,127      4.0%
Provision for income taxes             1,268      1,254      1.1%       2,521       2,447      3.0%
                                     -------    -------    ------    --------    --------    ------
Net earnings                         $ 2,457    $ 2,394      2.6%    $  4,890    $  4,680      4.5%
                                     =======    =======    ======    ========    ========    ======

Basic earnings per share             $  0.40    $  0.38      5.3%    $   0.79    $   0.75      5.3%
                                     =======    =======    ======    ========    ========    ======
Basic weighted average shares
     outstanding                       6,162      6,259                 6,164       6,262

Diluted earnings per share           $  0.39    $  0.37      5.4%    $   0.78    $   0.73      6.8%
                                     =======    =======      ===     ========    ========    ======
Diluted weighted average shares
     outstanding                       6,311      6,466                 6,294       6,442

                                                        Average for Quarter Ended
                                   --------------------------------------------------------------------
                                    June 30,    March 31,    December 31,    September 30,     June 30,
BALANCE SHEET SUMMARY                2003         2003           2002            2002            2002
                                   ---------    ---------    ------------    -------------    ---------
Total loans                        $ 499,545    $ 476,298       $ 471,260       $ 471,888     $ 462,467
Total investment securities          165,600      170,609         166,980         155,499       140,232
Earning assets                       676,834      648,193         650,995         646,378       619,187
Total assets                         719,070      688,522         693,064         685,389       657,529
Noninterest bearing deposits         170,234      160,011         165,756         156,742       157,983
Interest bearing deposits            429,420      411,313         413,657         420,000       397,789
Total deposits                       599,654      571,324         579,413         576,742       555,772
Other borrowings                      48,866       48,012          44,487          41,035        36,145
Shareholders' equity                  67,739       66,253          64,369          64,273        62,245

                                   Average for Six Months
                                      Ended June 30, %
                                   ----------------------            %
BALANCE SHEET SUMMARY                2003         2002             Change
                                   ---------    ---------          ------
Total loans                        $ 487,985    $ 454,498            7.4%
Total investment securities          168,091      146,165           15.0%
Earning assets                       662,593      610,719            8.5%
Total assets                         703,880      648,253            8.6%
Noninterest bearing deposits         165,151      152,415            8.4%
Interest bearing deposits            420,416      394,395            6.6%
Total deposits                       585,567      546,810            7.1%
Other borrowings                      48,442       36,089           34.2%
Shareholders' equity                  67,000       62,039            8.0%

                                                               Ending Balance
                                   -----------------------------------------------------------------------
                                    June 30,     March 31,     December 31,    September 30,     June 30,
BALANCE SHEET SUMMARY                 2003         2003            2002            2002            2002
                                   ---------     ---------       ---------        ---------     ---------
Total loans                        $ 500,040     $ 489,352       $ 469,145        $ 474,401     $ 466,974
Total investment securities          178,241       163,639         173,512          168,250       144,314
Total earning assets                 693,257       653,066         642,919          642,765       633,371
Allowance for loan losses             (7,412)       (7,365)         (6,706)          (6,334)       (6,394)
Premises and equipment                13,391        11,652          11,486           10,011         9,112
Total assets                         738,916       697,893         687,733          682,605       674,028
Noninterest bearing deposits         176,603       165,220         167,745          157,519       163,440
Interest bearing deposits            435,143       421,699         414,204          413,391       398,374
Total deposits                       611,746       586,919         581,949          570,910       561,814
Other borrowings                      55,627        41,317          37,255           43,871        45,629
Total liabilities                    670,187       631,313         622,795          617,832       610,542
Shareholders' equity                  68,729        66,580          64,938           64,773        63,486

                             SUMMIT BANCSHARES, INC.
                                   (Unaudited)
                             (Dollars in thousands)

                                                June 30,     March 31,  December 31,  September 30,  June 30,
NONPERFORMING ASSETS                              2003         2003         2002          2002         2002
                                                 ------       ------       ------        ------       ------
Nonaccrual loans                                 $1,458       $2,226       $2,135        $4,635       $3,870
Restructured loans                                   --           --           --            --           --
Other real estate & foreclosed assets               125          125        1,268           288           56
Accruing loans past due 90 days or more              14           80           16            37           13
                                                 ------       ------       ------        ------       ------
     Total nonperforming assets                  $1,597       $2,431       $3,419        $4,960       $3,939
                                                 ======       ======       ======        ======       ======

Total nonperforming assets as a
  percentage of loans and foreclosed assets        0.32%        0.50%        0.73%         1.04%        0.84%
                                                 ======       ======       ======        ======       ======

                                                                             Quarter Ended
                                                  --------------------------------------------------------------------
                                                  June 30,      March 31,     December 31,  September 30,     June 30,
ALLOWANCE FOR LOAN LOSSES                           2003           2003           2002           2002           2002
                                                  -------        -------        -------        -------        -------
Balance at beginning of period                    $ 7,365        $ 6,706        $ 6,334        $ 6,394        $ 6,534
Loans charged off                                    (272)           (80)          (637)        (1,492)          (650)
Loan recoveries                                        79            439            234             82             40
                                                  -------        -------        -------        -------        -------
    Net (charge-offs) recoveries                     (193)           359           (403)        (1,410)          (610)
Provision for loan losses                             240            300            775          1,350            470
                                                  -------        -------        -------        -------        -------
Balance at end of period                          $ 7,412        $ 7,365        $ 6,706        $ 6,334        $ 6,394
                                                  =======        =======        =======        =======        =======

Allowance for loan losses as a
  percentage of total loans                          1.48%          1.50%          1.43%          1.34%          1.37%
                                                  =======        =======        =======        =======        =======
Allowance for loan losses as a
  percentage of nonperforming loans                503.53%        319.38%        311.76%        135.57%        164.67%
                                                  =======        =======        =======        =======        =======
Net charge-offs (recoveries) as a percentage
  of average loans                                   0.04%        -0.07%           0.09%          0.30%          0.13%
                                                  =======        =======        =======        =======        =======
Provision for loan losses as a percentage
  of average loans                                   0.05%          0.06%          0.16%          0.29%          0.10%
                                                  =======        =======        =======        =======        =======

                                                                           Quarter Ended
                                                    --------------------------------------------------------------
                                                    June 30,    March 31,   December 31,  September 30,   June 30,
SELECTED RATIOS                                       2003         2003         2002           2002         2002
                                                    -------      -------      -------        -------      -------
Return on average assets (annualized)                  1.37%        1.43%        1.30%          1.37%        1.46%
                                                    =======      =======      =======        =======      =======

Return on average equity (annualized)                 14.55%       14.89%       13.96%         14.64%       15.43%
                                                    =======      =======      =======        =======      =======

Average shareholders' equity to average assets         9.42%        9.62%        9.29%          9.38%        9.47%
                                                    =======      =======      =======        =======      =======

Yield on earning assets                                5.68%        5.81%        5.87%          6.06%        6.28%
                                                    =======      =======      =======        =======      =======

Cost of interest bearing funds                         1.62%        1.60%        1.71%          1.89%        2.03%
                                                    =======      =======      =======        =======      =======

Net interest margin (tax equivalent)                   4.53%        4.67%        4.67%          4.71%        4.85%
                                                    =======      =======      =======        =======      =======

Efficiency ratio                                      56.74%       54.41%       52.95%         45.82%       53.07%
                                                    =======      =======      =======        =======      =======

End of period book value per common share           $ 11.15      $ 10.81      $ 10.58        $ 10.42      $ 10.13
                                                    =======      =======      =======        =======      =======

End of period common shares outstanding               6,166        6,179        6,159          6,275        6,268
                                                    =======      =======      =======        =======      =======

                             SUMMIT BANCSHARES, INC.
                                   (Unaudited)
                             (Dollars in thousands)

                                                                        Three Months Ended
                                                   -------------------------------------------------------------
                                                          June 30, 2003                      June 30, 2002
                                                   --------------------------        ---------------------------
                                                    Average                           Average
YIELD ANALYSIS                                      Balance  Interest   Yield         Balance   Interest   Yield
                                                   --------  --------   -----        --------   --------   -----
Interest Earning Assets:
Federal funds sold & due from time                 $ 11,689   $   33    1.13%        $ 16,488    $   72    1.75%
Investment securities (taxable)                     160,498    1,599    4.00%         138,271     1,662    4.82%
Investment securities (tax-exempt)                    5,102       71    5.62%           1,961        28    5.82%
Loans                                               499,545    7,878    6.33%         462,467     7,925    6.87%
                                                   --------   ------                 --------    ------
     Total Interest Earning Assets                  676,834    9,581    5.68%         619,187     9,687    6.28%

Noninterest Earning Assets:
Cash and due from banks                              27,970                            25,772
Other assets                                         21,648                            18,998
Allowance for loan losses                            (7,382)                           (6,428)
                                                   --------                          --------
     Total Noninterest Earning Assets                42,236                            38,342

                                                   --------                          --------
     Total Assets                                  $719,070                          $657,529
                                                   ========                          ========

Interest Bearing Liabilities:
Transaction and money market accounts              $192,773      570    1.19%        $179,847       661    1.47%
Savings deposits                                    114,259      411    1.44%         109,879       508    1.85%
Certificates and other time deposits                122,388      800    2.62%         108,063       875    3.25%
Other borrowings                                     48,866      153    1.26%          36,145       155    1.72%
                                                   --------   ------                 --------    ------
     Total Interest Bearing Liabilities             478,286    1,934    1.62%         433,934     2,199    2.03%

Noninterest Bearing Liabilities:
Demand deposits                                     170,234                           157,983
Other liabilities                                     2,811                             3,367
Shareholders' equity                                 67,739                            62,245
                                                   --------                          --------
     Total Noninterest Bearing Liabilities          240,784                           223,595

                                                   --------                          --------
     Total Liabilities and Shareholders' Equity    $719,070                          $657,529
                                                   ========                          ========
                                                              ------                             ------
Net Interest Income and Margin (tax equivalent)               $7,647    4.53%                    $7,488    4.85%
                                                              ======    ====                     ======    ====

                             SUMMIT BANCSHARES, INC.
                                   (Unaudited)
                             (Dollars in thousands)

                                                                        Six Months Ended
                                                 --------------------------------------------------------------
                                                         June 30, 2003                     June 30, 2002
                                                 ---------------------------      -----------------------------
                                                  Average                          Average
YIELD ANALYSIS                                    Balance   Interest   Yield       Balance    Interest    Yield
                                                 --------   --------   -----      --------    --------    -----
Interest Earning Assets:
Federal funds sold & due from time               $  6,517   $    37    1.14%      $ 10,056    $    91     1.82%
Investment securities (taxable)                   163,042     3,310    4.09%       144,236      3,510     4.91%
Investment securities (tax-exempt)                  5,049       142    5.69%         1,929         56     5.89%
Loans                                             487,985    15,377    6.35%       454,498     15,596     6.92%
                                                 --------   -------               --------    -------
     Total Interest Earning Assets                662,593    18,866    5.74%       610,719     19,253     6.36%
Noninterest Earning Assets:
Cash and due from banks                            26,810                           24,950
Other assets                                       21,667                           18,902
Allowance for loan losses                          (7,190)                          (6,318)
                                                 --------                         --------
     Total Noninterest Earning Assets              41,287                           37,534

                                                 --------                         --------
     Total Assets                                $703,880                         $648,253
                                                 ========                         ========

Interest Bearing Liabilities:
Transaction and money market accounts            $184,956     1,033    1.13%      $176,683      1,226     1.40%
Savings deposits                                  115,407       807    1.41%       109,339        982     1.81%
Certificates and other time deposits              120,053     1,601    2.69%       108,373      1,833     3.41%
Other borrowings                                   48,442       309    1.29%        36,089        290     1.62%
                                                 --------   -------               --------    -------
     Total Interest Bearing Liabilities           468,858     3,750    1.61%       430,484      4,331     2.03%

Noninterest Bearing Liabilities:
Demand deposits                                   165,151                          152,415
Other liabilities                                   2,871                            3,315
Shareholders' equity                               67,000                           62,039
                                                 --------                         --------
     Total Noninterest Bearing Liabilities        235,022                          217,769

                                                 --------                         --------
     Total Liabilities and Shareholders' Equity  $703,880                         $648,253
                                                 ========                         ========

Net Interest Income and Margin (tax equivalent)             $15,116    4.60%                  $14,922     4.93%
                                                            =======    ====                   =======     ====

                             SUMMIT BANCSHARES, INC.
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                               June 30,                   June 30,
LOAN PORTFOLIO                                   2003            %          2002         %
                                               --------        -----      --------     -----
Commercial and industrial                      $204,647         40.9%     $198,853      42.6%
Real estate:
  Commercial                                    134,370         26.9%      125,299      26.8%
  Residential                                    54,594         10.9%       47,170      10.1%
  Construction and development                   72,422         14.5%       60,981      13.1%
Consumer                                         34,007          6.8%       34,674       7.4%
                                               --------        -----      --------     -----
Total loans (gross)                             500,040        100.0%      466,977     100.0%
Unearned discounts                                   --          0.0%           (3)      0.0%
                                               --------        -----      --------     -----
Total loans (net)                               500,040        100.0%      466,974     100.0%
                                               ========        =====      ========     =====

                                               June 30,     June 30,
REGULATORY CAPITAL DATA                          2003         2002
                                               --------     --------
Tier 1 Capital                                 $ 65,394     $ 61,714
Tier 1 Ratio                                      12.09%       12.30%
Total Capital (Tier 1 + Tier 2)                $ 72,161     $ 67,987
Total Capital Ratio                               13.35%       13.55%
Total Risk-Adjusted Assets                     $540,676     $501,684
Tier 1 Leverage Ratio                              8.85%        9.16%

                                               June 30,     June 30,
OTHER DATA                                       2003         2002
                                               --------     --------
Full Time Equivalent Employees (FTE's)              209          202

Stock Price Range (For the Quarter Ended):
    High                                       $  25.40     $  25.30
    Low                                        $  18.95     $  20.30
    Close                                      $  23.48     $  24.29